UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 15, 2015

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	001-35083	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 266-5700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 15, 2015, GSI Group, Inc., a New Brunswick Canada corporation, and certain of its subsidiaries (collectively referred to as “GSI”, “the Sellers”) entered into a Share and Asset Purchase Agreement (the “Purchase Agreement”) with SPI Lasers UK Limited, SPI Lasers LLC, SPI Lasers (Shanghai) Co., LTD. and Trumpf Corporation, (the “Buyers”) for the sale and purchase of 100% of the equity of JKL Newco Limited, a subsidiary of GSI, and the non-UK assets of the JK Lasers business for a total purchase price of $31.5 million in cash, subject to customary closing working capital adjustments. The sale closed on Wednesday, April 15, 2015.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the text of the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On April 15, 2015, GSI issued a press release announcing the sale of the JK Lasers business to Trumpf GmbH + Co. KG. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

The information contained in Exhibit 99.1 is furnished under this Item 7.01 and shall not be deemed as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing thereunder or under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

10.1	Purchase Agreement, dated April 15, 2015, by and among GSI Group Limited, GSI Group Corporation, GSI Group Europe GmbH, GSI Group Japan Corporation, GSI Group Precision Technologies (Suzhou) Co., LTD., GSI Group Inc., JKL Newco Limited, and SPI Lasers UK Limited, SPI Lasers LLC, SPI Lasers (Shanghai) Co., Ltd. and Trumpf Corporation. (The registrant hereby agrees to furnish a copy of any omitted schedule to the Commission upon request.)

99.1	Press Release dated April 15, 2015 of GSI Group Inc. announcing the sale of the JK Lasers business to Trumpf GmbH + Co. KG.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI Group Inc.
(Registrant)

Date: April 20, 2015	By:	/s/ Robert J. Buckley
Robert J. Buckley
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Purchase Agreement, dated April 15, 2015.

99.1	Press Release, dated April 15, 2015.